                            IMPORTANT TAX INFORMATION

This  tax   information  is  provided  in  connection   with  the  Sunshine  PCS
Corporation, a Delaware corporation ("Sunshine"), prospectus dated ____________,
2002 (the "Prospectus").

Under the United States federal income tax laws,  dividend  payments that may be made by Sunshine on shares of Class A Common  Stock  issued upon the exercise of
Rights may be subject to backup  withholding.  Generally  such  payments will be subject  to backup  withholding  unless the  holder  (i) is exempt  from  backup withholding or (ii) furnishes the payer with its correct taxpayer identification number  (TIN) and  certifies  that the number  provided  is correct  and further certifies that such holder is not subject to backup withholding as a result of a failure to report all  interest or  dividend  income.  Each  Rights  holder that exercises  Rights  and wants to avoid  backup  withholding  should  provide  the
Subscription  Agent,  as  Sunshine's  agent in respect of exercised  Rights (the
"Requester"), with such holder's correct taxpayer identification number (or with a certification that such holder is awaiting a taxpayer  identification  number)
and with a certification  that such holder is not subject to backup  withholding by completing Substitute Form W-9 below.

Certain holders  (including,  among others, all corporations and certain foreign
individuals)   are  exempt  from  these   backup   withholding   and   reporting
requirements.  In general,  in order for a foreign  individual  to qualify as an exempt  recipient,  that  holder  must  submit a  statement,  signed  under  the penalties  of  perjury,  attesting  to that  individual's  exempt  status.  Such statements may be obtained from the Subscription  Agent.  Exempt holders,  while not required to file  Substitute  Form W-9,  should file  Substitute Form W-9 to avoid possible  erroneous backup  withholding.  See the enclosed  Guidelines for
Request for Taxpayer  Identification Number and Certification on Substitute Form
W-9 for additional instructions.

If backup withholding  applies,  Sunshine or the Subscription Agent, as the case may be, will be required to withhold 31% of any such dividend payments made to a holder of Class A Common Stock.  Backup  withholding  is not an additional  tax.
Rather,  the amount of backup  withholding  is treated,  like any other withheld amounts,  as an  advance  payment of the  person's  tax  liability,  and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

Purpose of Substitute Form W-9

To prevent backup withholding on dividend payments that may be made on shares of
Class A Common Stock issued upon the  exercise of Rights,  a Rights  holder that exercises Rights is required to notify the  Subscription  Agent of such holder's correct taxpayer  identification  number by completing Substitute Form W-9 below and certifying on Substitute  Form W-9 that the taxpayer  identification  number provided  is  correct  (or that  such  Rights  holder  is  awaiting  a  taxpayer identification  number).  In  addition,  the  holder is  required  to certify on
Substitute Form W-9 that it is (i) exempt from backup  withholding,  or (ii) not subject to backup  withholding  due to prior  under  reporting  of  interest  or dividend income,  or (iii) the Internal Revenue Service (the "IRS") has notified it that it is no longer subject to backup withholding.

What Number to Give the Subscription Agent

The Rights  holder that  exercises  Rights is required to give the  Subscription
Agent the  taxpayer  identification  number of the record owner of the shares of
Class A Common  Stock  issued upon the  exercise  of the Rights.  If such record owner is an  individual,  the taxpayer  identification  number is the taxpayer's social security  number.  For most other entities,  the taxpayer  identification number is the employer  identification  number.  If the shares of Class A Common
Stock  issued  upon the  exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Request for Taxpayer  Identification Number and Certification on Substitute Form W-9 for
additional guidelines on what number to report. If the Subscription Agent is not provided with the correct taxpayer identification number in connection with such payments, the holder may be subject to a $50.00 penalty imposed by the IRS.

                               SUBSTITUTE FORM W-9
            Requestor's Request for Taxpayer Identification Number (TIN)

                       REQUESTOR'S NAME: [_______________]

Part 1 Taxpayer Identification Number - for All Accounts
--------------------------------------------------------------------------------------------------------------------
Enter your taxpayer identification number in the appropriate box. For                    Social security number
individuals, this is your social security number. However, if you are
a resident alien OR a sole proprietor, see instructions below. For other          1._______________________________
entities, it is your employer identification number. If you do not have
a number, see HOW TO OBTAIN A TIN below.                                          2._______________________________
                                                                                                 OR
                                                                                    Employer Identification number
                                                                                  1.______________________________
NOTE: IF THE ACCOUNT IS IN MORE THAN ONE NAME, SEE THE CHART BELOW FOR
GUIDELINES ON WHOSE NUMBER TO SELECT.                                             2._______________________________

Part II - Certification - Under penalties of perjury, I certify that:

(1)         The number shown on this form is my correct Taxpayer  Identification
            Number (or I am waiting for a number to be issued to me), and

(2)         I am not subject to backup withholding  because (a) I am exempt from backup withholding,  or (b) I have not been notified by the Internal
            Revenue  Service (IRS) that I am subject to backup  withholding as a result of a failure to report interest or dividends,  or (c) the IRS has notified me that I am no longer subject to backup withholding.

Certification  Instructions:  You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding  because you have failed to report all interest and dividends on your tax return.  For real estate transactions,  item  (2)  does  not  apply.  For  mortgage  interest  paid,  the
acquisition  or  abandonment  of  secured   property,   cancellation   of  debt,
contributions  to an individual  retirement  arrangement  (IRA),  and generally, payments  other than  interest and  dividends,  you are not required to sign the
Certification, but you must provide your correct TIN.

     Signature: _____________ Name:_________________ Date:________________, 2002
                                    (please print)

Part III - Awaiting TIN   |_|     Part IV - Exempt from Backup Withholding   |_|

NOTE:  Failure to complete and return this Form may result in backup withholding of 31% of any payments  made to you  pursuant to the Offer to  Purchase.  Please review the enclosed  guidelines  for  certification  of taxpayer  identification number on Substitute Form W-9 for additional details.

You must complete the following  certificate  if you checked the Box in part III of the Substitute Form W-9.

Certification  -  Under  penalties  of  perjury,   I  certify  that  a  taxpayer
identification number has not been issued to me, and either (i) I have mailed or delivered  an  application  to receive a taxpayer  identification  number to the appropriate  Internal  Revenue Service Center of Social Security  Administration
Office or (2) I intend to mail or deliver an application  in the near future.  I understand  that,  if I do not provide a taxpayer  identification  number to the
Depositary,  31 percent of all reportable  payments made to me will be withheld, but will be refunded  if I provide a taxpayer  identification  number  within 60 days.

   Signature: _______________ Name:_____________________ Date:____________, 2001
                                    (please print)

                                      -2-

               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                NUMBER AND CERTIFICATION ON SUBSTITUTE FORM W-9

What Name and Number to Give the Requester

Name

If you are an individual, you must generally enter the name shown on your Social
Security card. However, if you have changed your last name, for instance, due to marriage,  without  informing  the Social  Security  Administration  of the name change, enter your first name, the last name shown on your Social Security card, and your new last name.  If the account is in joint  names,  list first and then circle the name of the person or entity  whose number you enter in Part I of the form.

Sole  Proprietor--You  must enter your  individual  name as shown on your Social
Security card. You may enter your business, trade or "doing business as" name on the business name line.

Other  Entities--Enter the business name as shown on required federal income tax documents.  This name should  match the name shown on the charter or other legal document  creating  the  entity.  You may  enter any  business,  trade or "doing business as" name on the business name line.

Taxpayer Identification Number (TIN)

You must enter your taxpayer  identification  number in the appropriate  box. If you are a  resident  alien  and you do not  have and are not  eligible  to get a
Social  Security  number,  your  taxpayer  identification  number  is  your  IRS individual  taxpayer  identification  number  (ITIN).  Enter  it in  the  Social
Security  number box. If you do not have an individual  taxpayer  identification number, see How to Get a TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer  identification number.  However, using your employer identification number may result in unnecessary notices to the requester.

Social Security numbers (SSN's) have nine digits separated by two hyphens:  i.e.
000-00-0000.  Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

The table below will help determine the number to give the requester.

------------------------------------------------

                                    Give Name
For this type of account:       and SSN of:
------------------------------------------------

1. Individual                   The individual
2. Two or more individuals      The actual owner
   (joint account)              of the account
                                 or, if combined
                                funds, the first
                                  individual on
                                 the account(1)
3. Custodian account of a       The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable        The grantor-
   savings trust (grantor is    trustee(1)
   also trustee)
b. The so-called trust account  The actual
   that is not a legal or       owner(1)
   valid trust under state law
5. Sole proprietorship          The owner(3)
------------------------------------------------

------------------------------------------------
                               Give Name
For this type of account:      and SSN of:
------------------------------------------------

 6. A valid trust, estate, or  Legal entity(4)
    pension trust
 7. Corporation                The corporation
 8. Association, club,         The organization
    religious, charitable,
    educational or other tax-
    exempt organization
 9. Partnership                The partnership
10. A broker or registered     The broker or
    nominee                    nominee
11. Account with the           The public
    Department of Agriculture  entity
    in the name of a public
    entity (such as a state
    or local government,
    school district, or
    prison) that receives
    agricultural program
    payments
------------------------------------------------

(1) List first and circle the name of the person whose  number you  furnish.  If only one  person  on a joint  account  has a Social  Security  number,  that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) You must show your individual name, but you may also enter your business or
    "doing  business as" name. You may use either your Social Security number or employer identification number (if you have one).
(4) List first and circle the name of the legal trust,  estate or pension trust.
    (Do  not  furnish  the  taxpayer   identification  number  of  the  personal
    representative  or trustee  unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

How to Get a TIN

If you do not have a taxpayer  identification number, apply for one immediately.
To apply for a Social Security number,  get Form SS-5,  Application for a Social
Security Number Card, from your local Social Security Administration office. Get
Form W-7 to apply for an individual taxpayer identification number or Form SS-4,
Application  for  Employer  Identification  Number,  to  apply  for an  employer identification number. You can get Forms W-7 and SS-4 from the IRS.

                                      -2-

If you do not have a taxpayer  identification number, write "Applied For" in the space for the taxpayer  identification  number, sign and date the form, and give it to the  requester.  For interest and dividend  payments and certain  payments made with respect to readily  tradable  instruments,  you will generally have 60 days to get a taxpayer identification number and give it to the requester. Other payments are subject to backup withholding.

Note:  Writing  "Applied For" means that you have already applied for a taxpayer identification number or that you intend to apply for one soon.

Exemption From Backup Withholding
 Payees Exempt From Backup Withholding
Individuals (including sole proprietors) are NOT exempt from backup withholding.

For  interest  and  dividends,  the  following  payees  are exempt  from  backup withholding:
 . A corporation.
 . A financial institution.
 . An organization  exempt from tax under section 501(a) of the Internal Revenue
   Code of 1986,  as amended (the  "Code"),  an  individual  retirement  account
   (IRA),  or a custodial  account  under  section  403(b)(7) of the Code if the account satisfies the requirements of section 401(f)(2) of the Code.
 . The United States or any of its agencies or instrumentalities.
 . A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
 . A foreign government or any of its political subdivisions, agencies or instrumentalities.
 . An international organization or any of its agencies or instrumentalities.
 . A dealer in securities or commodities required to register in the United
   States,  the District of Columbia or a possession of the United  States.
 . A real estate  investment  trust.
 . A common trust fund operated by a bank under
 section 584(a) of the Code. . An entity  registered at all times during the tax year under the Investment
   Company Act of 1940.
 . A foreign central bank of issue.
 . A middleman  known in the investment  community as a nominee or who is listed in  the  most  recent  publication  of  the  American  Society  of  Corporate
   Secretaries, Inc., Nominee List.
 . A trust exempt from tax under section 664 of the Code or described in section
   4947 of the Code.
 Payments Exempt From Backup Withholding
Dividends  and  patronage  dividends  that  generally  are  exempt  from  backup withholding include:
 . Payments to nonresident  aliens subject to withholding  under section 1441 of the Code.
 . Payments  to  partnerships  not  engaged in a trade or business in the United
   States and that have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain
 foreign organizations.
 . Payments made by an ESOP pursuant to section 404(k) of
 the Code.

                                      -3-

Interest payments that are generally exempt from backup withholding include:
 . Payments of interest on obligations issued by individuals. Note, however, that such a payment may be subject to backup  withholding if this interest is
   $600 or more and is paid in the course of the payer's trade or business,  and you have not provided your correct taxpayer identification number or you have provided an incorrect taxpayer identification number to the payer.
 . Payments of tax-exempt  interest (including  exempt-interest  dividends under section 852 of the Code).
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens.
 . Payments on tax-free  covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.

 Payments that are not subject to information  reporting are also not subject to backup  withholding.  For details,  see sections 6041, 6041A,  6042, 6044, 6045,
6049, 6050A and 6050N of the Code, and their regulations.
 If you are exempt from backup  withholding,  you should still complete and file
Substitute Form W-9 to avoid possible erroneous backup  withholding.  Enter your correct taxpayer identification number in Part I, write "Exempt" in Part II, and sign and date the form and return it to the requester.
 If you are a  nonresident  alien or a  foreign  entity  not  subject  to backup withholding,  give the requester a completed  Form W-8,  Certificate  of Foreign
Status.
Privacy Act Notice.--Section  6109 of the Code requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest,  dividends and certain other income paid to you. The
IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return.  The IRS may also provide this information to the Department of Justice for civil and  criminal  litigation  and to cities,  states,  and the
District of Columbia to carry out their tax laws. You must provide your taxpayer identification  number  whether or not you are  required  to file a tax  return.
Payers must generally  withhold 31% of taxable  interest,  dividends and certain other payments to a payee who does not furnish a taxpayer  identification number to a payer. Certain penalties may also apply.

Penalties
(1) Failure to Furnish Taxpayer  Identification  Number.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False  Information  With Respect to  Withholding.--If  you
make a false  statement  with no  reasonable  basis  which  results in no backup withholding, you are subject to a $500.00 penalty.
(3)  Criminal   Penalty  for   Falsifying   Information.--Willfully   falsifying
certifications or affirmations may subject you to criminal  penalties  including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE.

                                      -4-